UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 8, 2008
TRM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Oregon	0-19657	93-0809419

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
12402 N. E. Marx Street, Portland, Oregon 97230
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (503) 257-8766
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On September 8, 2008, Jeffrey F. Brotman resigned from the Board of Directors of TRM Corporation (the “Company”), effective as of September 9, 2008. Mr. Brotman served as Chairman of the Company’s Board of Directors. Mr. Brotman’s departure is not related to any disagreement with the Company or with the Company’s operations, policies or practices.
(d) Michael Venezia was appointed as a director of the Company on September 12, 2008. The appointment was pursuant to a provision in the Securities Purchase Agreement, dated April 18, 2008, as amended (the “Purchase Agreement”), by and among the Company, LC Capital Master Fund, Ltd. (the “Purchaser”) and Lampe, Conway & Co., LLC (“Lampe”), allowing the Purchaser the right to require appointment of an additional director to the Company’s board of directors if it holds an aggregate of 2,500,000 warrants.
Mr. Venezia, age 32, has been a Credit Analyst since June 2005 for Lampe, which served as administrative agent and collateral agent under the Purchase Agreement for the purchase of notes totaling $11,000,000. From August 2004 to June 2005, Mr. Venezia served as a Vice President in the High Yield Group of Weiss, Peck & Greer. Prior to joining Weiss, Peck & Greer, Mr. Venezia held the position of Vice President at Citigroup. From September 1999 to August 2004, he was employee of Citigroup.
The material terms of the Purchase Agreement and the Purchaser’s right to require appointment of directors are described in the Company’s Current Report on Form 8-K filed on April 23, 2008, which is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
99.1     Press Release dated September 12, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM CORPORATION
	By:	/s/ Richard B. Stern
		Name:	Richard B. Stern
Date: September 12, 2008		Title:	President and Chief Executive Officer

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